EXHIBIT 99.1

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                OF SERIES A JUNIOR PARTICIPATING PREFERRED STOCK

                     (SEE EXHIBIT A TO THE RIGHTS AGREEMENT
                          FILED HEREIN AS EXHIBIT 99.3)